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1.  Read your proxy statement and have it at hand.

2.  Call toll-free 1-800-337-3503 or go to website: www.proxy-direct.com

3.  Follow the recorded or on-screen directions.

4.  Do not mail your Proxy Card when you vote by phone or Internet.

Please detach at perforation before mailing.

PROXY	CALVERT VARIABLE PRODUCTS, INC.	PROXY
JOINT SPECIAL MEETING OF SHAREHOLDERS to be held April 15, 2011

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS.

The undersigned, revoking previous proxies, hereby appoint(s) William M. Tartikoff, Esq., Ivy Wafford Duke, Esq., Lancelot A. King, Esq., and Andrew K. Niebler, Esq. and each of them separately, true and lawful attorneys with full power of substitution of each, and hereby authorizes them to represent and to vote all shares that the undersigned is entitled to vote or that are attributable to a variable annuity contract or variable life insurance policy owned by the undersigned at the Joint Special Meeting of Shareholders of Calvert VP Lifestyle Conservative Portfolio, Calvert VP Lifestyle Moderate Portfolio and Calvert VP Lifestyle Aggressive Portfolio, each of Calvert Variable Products, Inc., to be held in the Tenth Floor Conference Room of Calvert Group, Ltd., Air Rights North Tower, 4550 Montgomery Avenue, Suite 1000N, Bethesda, Maryland 20814 on Friday, April 15, 2011, at 11:00 a.m. Eastern Time, and at any adjournment thereof (the “Meeting”) as indicated on the reverse side. In their discretion, the proxy holders named above are authorized to vote upon such other matters as may properly come before the Meeting. Receipt of the Notice of Joint Special Meeting and the accompanying Prospectus/Proxy Statement is hereby acknowledged. IF NO SPECIFICATIONS ARE MADE FOR THIS PROPOSAL, THIS PROXY WILL BE VOTED FOR THE PROPOSAL.

VOTE VIA THE INTERNET: www.proxy-direct.com VOTE VIA THE TELEPHONE: 1-800-337-3503

Note: Please date and sign exactly as the name appears on this Proxy. When signing as attorney, trustee, executor, administrator, custodian, guardian or corporate officer, please give full title. Corporate and partnership proxies should be signed by an authorized person. If shares are held jointly, each shareholder must sign.

Signature(s) (Title(s), if applicable)

,2011
Date	XXX_22211_012511_A-C

PLEASE VOTE VIA THE INTERNET OR TELEPHONE OR MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY USING THE ENCLOSED ENVELOPE.

EVERY SHAREHOLDER’S VOTE IS IMPORTANT!

VOTE THIS PROXY CARD TODAY!

Important Notice Regarding the Availability of Proxy Materials for the

Calvert Variable Products, Inc. Shareholder Meeting to Be Held on April 15, 2011.

The Proxy Statement for this meeting is available at: https://www.proxy-direct.com/cal22211

Please detach at perforation before mailing.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS. The Board of Directors recommends that you vote FOR the following Proposal:

PLEASE MARK BOXES BELOW IN BLUE OR BLACK INK AS FOLLOWS. Example:	■

FOR	AGAINST	ABSTAIN
☐	☐	☐

1.   To approve the Agreement and Plan of Reorganization (the “Conservative Reorganization Plan”), providing for the transfer of all the assets of Calvert VP Lifestyle Conservative Portfolio, a series of Calvert Variable Products, Inc., to Ibbotson Income and Growth ETF Asset Allocation Portfolio, a series of Financial Investors Variable Insurance Portfolio, in exchange for Class II shares of the Ibbotson Income and Growth ETF Asset Allocation Portfolio and the assumption of all liabilities of Calvert VP Lifestyle Conservative Portfolio by the Ibbotson Income and Growth ETF Asset Allocation Portfolio. The Conservative Reorganization Plan also provides for distribution of these Class II shares of the Ibbotson Income and Growth ETF Asset Allocation Portfolio to the holders of Calvert VP Lifestyle Conservative Portfolio shares in liquidation and subsequent termination of the Calvert VP Lifestyle Conservative Portfolio.

2.   To consider and act upon any other business that may properly come before the Meeting.

PLEASE VOTE VIA THE INTERNET OR TELEPHONE OR MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

XXX_22211_012511_A

EVERY SHAREHOLDER’S VOTE IS IMPORTANT!

VOTE THIS PROXY CARD TODAY!

Important Notice Regarding the Availability of Proxy Materials for the

Calvert Variable Products, Inc. Shareholder Meeting to Be Held on April 15, 2011.

The Proxy Statement for this meeting is available at: https://www.proxy-direct.com/cal22211

Please detach at perforation before mailing.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS. The Board of Directors recommends that you vote FOR the following Proposals:

PLEASE MARK BOXES BELOW IN BLUE OR BLACK INK AS FOLLOWS. Example:	■

FOR	AGAINST	ABSTAIN
☐	☐	☐

1.   To approve the Agreement and Plan of Reorganization (the “Moderate Reorganization Plan”), providing for the transfer of all the assets of Calvert VP Lifestyle Moderate Portfolio, a series of Calvert Variable Products, Inc., to Ibbotson Balanced ETF Asset Allocation Portfolio, a series of Financial Investors Variable Insurance Portfolio, in exchange for Class II shares of the Ibbotson Balanced ETF Asset Allocation Portfolio and the assumption of all liabilities of Calvert VP Lifestyle Moderate Portfolio by the Ibbotson Balanced ETF Asset Allocation Portfolio. The Moderate Reorganization Plan also provides for distribution of these Class II shares of the Ibbotson Balanced ETF Asset Allocation Portfolio to the holders of Calvert VP Lifestyle Moderate Portfolio shares in liquidation and subsequent termination of the Calvert VP Lifestyle Moderate Portfolio.

2.   To consider and act upon any other business that may properly come before the Meeting.

PLEASE VOTE VIA THE INTERNET OR TELEPHONE OR MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

XXX_22211_012511_B

EVERY SHAREHOLDER’S VOTE IS IMPORTANT!

VOTE THIS PROXY CARD TODAY!

Important Notice Regarding the Availability of Proxy Materials for the

Calvert Variable Products, Inc. Shareholder Meeting to Be Held on April 15, 2011.

The Proxy Statement for this meeting is available at: https://www.proxy-direct.com/cal22211

Please detach at perforation before mailing.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS. The Board of Directors recommends that you vote FOR the following Proposal:

PLEASE MARK BOXES BELOW IN BLUE OR BLACK INK AS FOLLOWS. Example:	■

FOR	AGAINST	ABSTAIN
☐	☐	☐

1.   To approve the Agreement and Plan of Reorganization (the “Aggressive Reorganization Plan”), providing for the transfer of all the assets of Calvert VP Lifestyle Aggressive Portfolio, a series of Calvert Variable Products, Inc., to Ibbotson Growth ETF Asset Allocation Portfolio, a series of Financial Investors Variable Insurance Portfolio, in exchange for Class II shares of the Ibbotson Growth ETF Asset Allocation Portfolio and the assumption of all liabilities of Calvert VP Lifestyle Aggressive Portfolio by the Ibbotson Growth ETF Asset Allocation Portfolio. The Aggressive Reorganization Plan also provides for distribution of these Class II shares of the Ibbotson Growth ETF Asset Allocation Portfolio to the holders of Calvert VP Lifestyle Aggressive Portfolio shares in liquidation and subsequent termination of the Calvert VP Lifestyle Aggressive Portfolio.

2.   To consider and act upon any other business that may properly come before the Meeting.

PLEASE VOTE VIA THE INTERNET OR TELEPHONE OR MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

XXX_22211_012511_C